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                                                                   EXHIBIT 10.02

                        AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 11th day of February, 2004, by and between LAEROC PARTNERS, INC., a California corporation, the manager for LAEROC BRUNSWIG 2000, LLC, a California limited liability company (collectively, the "SELLER") and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("BUYER"), with reference to the following facts:

         A. Seller owns certain real property located in Los Angeles County, California and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as Brunswig Square and such other assets, as the same are herein described.

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.       Purchase and Sale.

         1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, transfer, grant and assign to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

                  1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements, development rights, rights of way, and other rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

                  1.1.2. All leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security and other deposits actually received and held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for such Leases;

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                  1.1.3.   All tangible and intangible personal property owned
                           by Seller located on or used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, any website maintained by the Seller solely in connection with the Property and relating to no other properties or business of Seller or its affiliates and all related intangibles including Seller's interest in the name "Brunswig Square" (the "Personal Property");

                  1.1.4. All service contracts, agreements, warranties and guaranties relating to the operation, use or maintenance of the Property (the "Contracts"); and

                  1.1.5. To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

2.       Purchase Price.

         The total Purchase Price of the Property shall be Twenty Three Million Eight Hundred Eighty Thousand and No/100 Dollars ($23,880,000) ("Purchase Price"), and payable as follows:

         2.1.     Deposit/Further Payments.

                  2.1.1. Within two (2) business days following the date a fully executed original of this Agreement is delivered to the Escrow Holder (hereinafter defined) (such delivery date hereinafter the "Effective Date"), Buyer shall deposit into Escrow (hereinafter defined) the amount of One Hundred Thousand and No/100 Dollars ($100,000) (the "Initial Deposit"), in the form of a wire transfer payable to Fidelity National Title, Attn: Stephanie Barteky ("Escrow Holder"). Escrow Holder shall place the Initial Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account and shall be deemed to be part of the Initial Deposit.

                  2.1.2. Within one (1) business day following the conclusion of the Due Diligence Period (hereinafter defined), and absent the termination of this Agreement pursuant to Paragraph 5.2, Buyer shall deliver to Escrow Holder the additional sum of Four Hundred Thousand and No/100 Dollars ($400,000), (the "Second Deposit" and together with the Initial Deposit, the "Deposit") shall become non-refundable to Purchaser.

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                  2.1.3.   On or before Close of Escrow, Buyer shall deposit
                           with the Escrow Holder to be held in Escrow the balance of the Purchase Price, in immediately available funds by wire transfer made payable to Escrow Holder.

                  2.1.4. In the event that this Agreement is terminated by Buyer in accordance with its terms, the Deposit shall be immediately and automatically paid over to Buyer without the need for any further action by either party hereto.

3.       Title to Property.

         3.1.     Title Insurance.

                  Provided Buyer approves or is deemed to approve the status of title to the Property as described below, Seller will, at Buyer's sole expense, cause Fidelity National Title (the "Title Company") to issue an Extended Coverage ALTA Owner's Policy of Title Insurance (the "Title Policy") effective as of the Closing Date for and on behalf of Buyer in the total amount of the Purchase Price and obtainable at standard rates insuring good, marketable and insurable title in and to the Real Property. The Title Policy shall be free and clear of exceptions except as follows:

                  3.1.1. Real property taxes and assessments, which are a lien not yet due;

                  3.1.2. The Permitted Exceptions (hereinafter defined) included in such policy and approved by Buyer as herein described.

         3.2.     Procedure for Approval of Title.

                  Seller shall, no later than ten (10) business days following the Effective Date, provide to Buyer a current title insurance commitment and/or preliminary title report for the Real Property, including legible copies of all items identified as exceptions therein (the "Title Documents"). Buyer shall have ten (10) business days following the later of (a) the Effective Date; and (b) the receipt of the Title Documents to review and approve, in writing, the condition of the title to the Real Property ("Title Review Period"). If the Title Documents reflect or disclose any defect, exception or other matter affecting the Real Property ("Title Defects") that is unacceptable to Buyer, then Buyer shall provide Seller with written notice of Buyer's objections no later than the conclusion of the Title Review Period; provided, however, if Buyer shall fail to notify Seller in writing within the Title Review Period either that the condition of title is acceptable or of any

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                  specific objections to the state of title to the Real
                  Property, then Buyer shall be deemed to have objected to all exceptions to title or other conditions or matters which are described in the Title Documents. Seller may, at its sole option, elect, by written notice given to Buyer within three
                  (3) days following the later of (a) Seller's receipt of Buyer's objections to the Title Documents and (b) the conclusion of the Title Review Period ("Seller's Notice Period"), to cure or remove the objections made or deemed to have been made by Buyer. The failure of Seller to deliver written notice electing to cure any or all such objected to exceptions during the Seller's Notice Period shall be deemed an election by Seller not to cure such exceptions. Should Seller elect to attempt to cure or remove any objection, Seller shall have fifteen (15) days from the conclusion of the Title Review Period or such longer period of time, not to exceed sixty (60) days, as may be necessary to so cure, provided Seller commences to cure within the fifteen (15) day period and diligently prosecutes such cure to completion (such period being referred to herein as the "Cure Period") in which to accomplish the cure. In the event Seller elects (or is deemed to have elected) not to cure or remove any objection, then Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit or (ii) waive any objections that Seller has not elected to cure and close this transaction as otherwise contemplated herein. The failure of Buyer to provide written notice to Seller within ten (10) days following the expiration of the Seller's Notice Period waiving any objections Seller has not elected to cure shall be deemed an election by Buyer to terminate this Agreement. Any exceptions to title accepted by Buyer pursuant to the terms of this paragraph shall be deemed "Permitted Exceptions."

4.       Due Diligence Items.

         4.1. Seller shall, within five (5) days after the Effective Date (the "Delivery Date"), deliver to Buyer each of the items listed in Exhibit B (collectively, the "Due Diligence Items").

         4.2.     Estoppel Certificates.

                  Seller shall obtain and deliver to Buyer, no later than ten
                  (10) days prior to Close of Escrow, estoppel certificates from all Tenants of the Real Property occupying at least five thousand (5,000) rentable square feet (the "Major Tenants") and (b) eighty percent (80%) of all remaining Tenants ("Minor Tenants") of the Real Property (measured by square footage occupied) (the "Required Percentage Minor Estoppels"), substantially in the form of Exhibit D attached hereto and incorporated herein by this reference. In the event Seller is unable to

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                  obtain the Required Percentage Minor Estoppels despite
                  diligent efforts to do so, Seller may deliver to Buyer an estoppel certificate executed by Seller substantially in the form of Exhibit D attached hereto, modified as appropriate for an estoppel certificate executed by Seller, covering sufficient estoppels that, together with those obtained from the Minor Tenants, equal the Required Percentage Minor Estoppels; provided, however, Seller shall thereafter continue to use diligent efforts to obtain an estoppel certificate executed by any such Tenant; and provided, further, that Buyer shall not be obligated to accept a seller estoppel with respect to any Major Tenant. Whether executed by the Tenant or by Seller, the matters certified in the estoppel certificates shall be subject to Buyer's reasonable approval. Buyer shall notify Seller within three (3) business days following receipt of a copy of any executed estoppel certificate of Buyer's approval or disapproval and the basis of such disapproval, if disapproved. If (a) Buyer reasonably disapproves of any estoppel certificate, and Seller is unable to deliver a reasonably acceptable estoppel certificate prior to the Close of Escrow, and, without such estoppel certificate Seller will have failed to deliver the Required Percentage Estoppels or
                  (b) Seller is unable to deliver acceptable forms of the Major Estoppels, Buyer may terminate this Agreement upon written notice to Seller or waive the requirements of this paragraph and proceed to Closing. If Buyer elects to terminate this Agreement in accordance with the foregoing sentence, Buyer shall be entitled to a refund of the Deposit without any further action required by any party, and neither party shall have any further obligation to the other. Seller's failure to provide the Major Tenant Estoppels and/or the Required Percentage Minor Estoppels shall not be deemed a breach or default hereunder.

         4.2.     Subordination Agreements.

                  Seller shall use diligent efforts to obtain subordination, non-disturbance and attornment agreements required by Buyer's lender substantially in the form of Exhibit E attached hereto ("SNDAs"); provided, however, that (a) Seller's failure to obtain all or any SNDAs despite such efforts shall not be deemed a breach or default hereunder and (b) the provision of said SNDAs shall not be a condition to Buyer's obligations hereunder and shall not give rise to any right of Buyer to terminate this Agreement.

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5.       Inspections.

         5.1      Procedure; Indemnity.

                  Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies of the Real Property at any time from and after Effective Date and for a period of Thirty (30) calendar days thereafter (the "Due Diligence Period"); provided, however, if the Due Diligence Items are not delivered on the Delivery Date, Buyer may, by written notice delivered prior to the conclusion of the original Due Diligence Period, extend the Due Diligence Period for a period equal to the associated delay in delivery of such materials beyond the Delivery Date. Buyer and its duly authorized agents or representatives shall be permitted to enter upon the Real Property at all reasonable times during the Due Diligence Period upon forty-eight (48) hours' written notice to Seller, in order to conduct tenant interviews (but only with the prior written consent of Seller in each instance, which consent shall not be unreasonably withheld), engineering studies, soil tests and any other inspections and/or tests that Buyer may deem necessary or advisable (collectively, the "Inspections"). Buyer agrees to promptly discharge any liens that may be imposed against the Real Property as a result of Buyer's Inspections and to defend, indemnify and hold Seller and Seller's parent company and their respective members, affiliates, subsidiaries, officers, directors, shareholders, participants, affiliates, employees, consultants, representatives, invitees, agents and contractors (collectively, "Seller Parties") harmless from all claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections performed by Buyer.

                  5.1.1 All due diligence conducted by Buyer shall be undertaken by Buyer at Buyer's sole cost and expense. Buyer's due diligence shall be concluded without any cost or liability to Seller.

                  5.1.2 Buyer acknowledges and agrees that the Due Diligence Period is an adequate time period to perform all of its due diligence and obtain Due Diligence Items related to the Property. Buyer covenants and agrees it shall keep confidential all information relating to the Property obtained by Buyer, except that Buyer may disclose same to its attorneys, affiliates, agents, representatives, engineers, architects, consultants, lenders and investors, who shall also agree to maintain such information in confidence. Notwithstanding any provisions contained in this Agreement to the contrary, Buyer's covenants under this paragraph to keep information relating to the Property confidential shall expressly survive any termination of this Agreement, but shall not survive the Close of Escrow (hereinafter defined).

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                  5.1.3    Buyer shall at all times conduct its due diligence in
                           compliance with applicable law and the terms of the Leases, and in a manner so as to not cause any material damage, loss, cost or expenses to Seller, the Property or the tenants of the Property (and without unreasonably interfering with or disturbing any tenant at the Property), and Buyer shall promptly restore the Property to its condition immediately preceding such inspections and examinations and shall keep the Property free and clear of any mechanic's liens or materialmen's liens in connection with such inspections and examinations. Any intrusive physical testing (environmental, structural or otherwise) of the Property (such as soil borings or the like) and any inspection requiring entry into any of the buildings located on the Property shall be conducted by Buyer only after obtaining Seller's prior written consent to such testing (including the plans for, and drilling location of, all such tests which are required for purposes of either a Phase II environmental report or a seismic report, as applicable), which consent shall not be unreasonably withheld. Buyer shall use reasonable efforts to schedule such tests to permit Seller or its representatives, at Seller's option and expense, to be present; provided, however, that Seller's or its representative's presence at any such inspection shall not limit in any way Buyer's liability hereunder.

                  5.1.4 Buyer shall obtain, at Buyer's sole cost and expense and prior to commencement of any activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be kept and maintained in force during the term of this Agreement and shall cover any claims or damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer's employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Such insurance policy shall be an occurrence policy and shall name Seller and its successors and assigns as an additional insured and shall be in form and substance and issued by an insurance company reasonably satisfactory to Seller.

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         5.2.     Approval.

                  5.2.1 Buyer shall have until the conclusion of the Due Diligence Period (as the same may be extended in accordance with the terms of Paragraph 5.1 above) to approve or disapprove of the Inspections and the Due Diligence Items enumerated in Exhibit B. If Buyer shall fail to deliver a written notice to Seller and Escrow Holder within the Due Diligence Period approving the condition of the Real Property this Agreement shall thereupon be automatically terminated, Buyer shall not be entitled to purchase the Real Property, Seller shall not be obligated to sell the Real Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Real Property. Upon termination, Escrow Holder shall, without any further action required from any party, return all documents and funds, including the Deposit, to the parties who deposited same and no further duties shall be required of Escrow Holder.

                  5.2.2 Notwithstanding anything to the contrary contained herein, Buyer acknowledges that the elastomeric coating on the parking deck and roof of the Property is in need of replacement and that Buyer shall be responsible, at its expense, for the replacement and/or repair thereof and Seller shall have no liability with respect thereto.

                  5.2.3 Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with Buyer's inspection of the Real Property.

6.       Escrow.

         6.1      Opening.

                  Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. This Agreement shall be considered as the Escrow instructions between the parties, with such further consistent instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall, so long as not inconsistent with the terms of this Agreement, be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and

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                  conditions of this Agreement and any further Escrow
                  instructions, the terms and conditions of this Agreement shall control.

         6.2      Close of Escrow.

                  Escrow shall close at a mutually agreeable date ("Close of Escrow") within Fifteen (15) calendar days after the expiration of the Due Diligence Period (as such period may be extended pursuant to Paragraph 5.1 hereof).

         6.3      Buyer Required to Deliver.

                  Buyer shall deliver to Escrow the following:

                  6.3.1    In accordance with Paragraph 2, the Deposit;

                  6.3.2 On or before Close of Escrow, the balance of the Purchase Price; provided, however that Buyer shall not be required to deposit the balance of the Purchase Price into Escrow until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, (ii) Title Company has committed to issue and deliver the Title Policy to Buyer, and (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

                  6.3.3 On or before Close of Escrow, such other documents as Escrow Holder may require from Buyer in order to issue the Title Policy;

                  6.3.4 A counterpart original of an Assignment and Assumption Agreement in the form attached hereto as Exhibit C (the "Assignment Agreement"), duly executed by Buyer assigning all of Seller's right, title and interest in and to the Leases, Contracts and Permits from and after the Close of Escrow.

                  6.3.5 Duly executed counterpart originals of each of the Tenant Notification Letters (as hereinafter defined);

                  6.3.6 Evidence reasonably satisfactory to Title Company, Escrow Holder and Seller that all necessary authorizations of the transaction provided herein have been obtained by Buyer, together with such other customary documents and instruments as may be reasonably requested by Escrow Holder or Title Company or Seller in order to consummate

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                           the transaction contemplated hereby and issue the
                           Owner's Policy; and

                  6.3.7    A Closing Statement signed or initialed by Buyer.

         6.4.     Seller Required to Deliver.

                  On or before Close of Escrow, Seller shall deliver to Escrow or Buyer, as applicable, the following:

                  6.4.1. A duly executed and acknowledged Grant Deed or Warranty Deed, conveying fee title to the Real Property in favor of Buyer;

                  6.4.2. A completed Certificate of Non-Foreign Status, duly executed by Seller under penalty of perjury;

                  6.4.3. An FTB Form 590 or other evidence that withholding of any portion of the Purchase Price is not required by the Revenue and Taxation Code of California or any other applicable jurisdiction, duly executed by Seller under penalty of perjury;]

                  6.4.4. A Bill of Sale, in the form attached hereto as Exhibit F, for the Personal Property, if any, in favor of Buyer and duly executed by Seller;

                  6.4.5. Such other documents as Escrow Holder may require from Seller in order to issue the Title Policy;

                  6.4.6. Tenant's estoppel certificates as required by and provided for in Paragraph 4.2 and SNDA as required by and provided for in Paragraph 9.1.7;

                  6.4.7. A counterpart original of the Assignment Agreement duly executed by Seller, assigning all of Seller's right, title and interest in and to the Leases, Contracts and Permits to Buyer from and after the Close of Escrow;

                  6.4.8. To Buyer, all keys to all buildings and other improvements located on the Real Property, combinations to any safes thereon, and security devices therein in Seller's possession;

                  6.4.9. A letter from Seller substantially in the form of Exhibit G attached hereto addressed to each Tenant informing such Tenant of the change in ownership as set forth ("Tenant Notification Letters");

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                  6.4.10.  To Buyer, the original Leases, to the extent the same are in the possession of Seller; and

                  6.4.11. To Buyer, all records and files relating to the management or operation of the Real Property, including, without limitation, all insurance policies, all service contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by Tenants of the Real Property, but not including any records or files which Seller is not permitted to disclose.

         6.5.     Buyer's Costs.

                  Buyer shall pay the following:

                  6.5.1 One-half (1/2) of Escrow Holder's fee, costs and expenses;

                  6.5.2    All document recording charges;

                  6.5.3 All Title Policy Costs in excess of the Escrow Holder's premium; and

                  6.5.4 All other costs customarily borne by purchasers of real property in Los Angeles County, California.

         6.6.     Seller's Costs.

                  Seller shall pay the following:

                  6.6.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

                  6.6.2.   The cost of any transfer tax;

                  6.6.3.   Escrow Holder premium for the Title Policy; and

                  6.6.4. All other costs customarily borne by sellers of real property in Los Angeles County, California.

         6.7.     Prorations.

                  6.7.1. Real property taxes, personal property taxes, assessments, rents, and CAM expenses shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. All security deposits actually received and presently held by Seller and not

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                           applied by Seller in accordance with the Leases and
                           applicable law shall be paid over to Buyer. Any delinquent rents attributable to periods prior to the Close of Escrow and which are collected by Buyer or Seller shall be retained by or paid to Seller; provided, however, that any amounts collected by Buyer or Seller shall be first applied to any rents then due to Buyer and, if collected by Seller, remitted to Buyer for such purpose. Seller shall have the right to pursue any Tenant for delinquent rent, but Seller shall not intentionally cause a Tenant to become financially unstable or, without the consent of Buyer (which consent may not be unreasonably withheld, conditioned or delayed) seek eviction of the Tenant by unlawful detainer or other means. Tax and assessment prorations shall be based on the latest available tax bill. If after Close of Escrow either party receives any further or supplemental tax bill relating to any period prior to Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten
                           (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow. All prorations shall be based on a 360-day year.

                  6.7.2. All leasing commissions and tenant improvement costs owing with respect to Leases of the Real Property entered into prior to execution of the Agreement (including but not limited to commissions for lease renewals and expansion options) shall be paid by Seller, but only to the extent that any portion of same are actually due and payable prior to the Close of Escrow. All leasing commissions and tenant improvement costs for new Leases executed after the date of this Agreement shall be prorated between Buyer and Seller in accordance with their respective periods of ownership during the primary term of the new Lease, subject, in all events, to the prior approval of said Leases by Buyer as provided in Paragraph 7.3.

                  6.7.3. Seller agrees to indemnify and hold Buyer harmless from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorney fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on events occurring on or before the Close of Escrow and which are in any way related to the Property.

                  6.7.4. Buyer agrees to indemnify and hold Seller Parties harmless of and from any and all liabilities, claims, demands, suits and

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                           judgments, of any kind or nature, including court
                           costs and reasonable attorneys fees, brought by third parties and based on events occurring subsequent to the Close of Escrow and which are in any way related to the Property.

         The provisions of this Section 6.7 shall survive the Close of Escrow.

         6.8.     Determination of Dates of Performance.

                  Promptly after delivery to Buyer of the Title Documents, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

                  6.8.1.   The Effective Date pursuant to Paragraph 2.1.1;

                  6.8.2.   The date of receipt of the Title Documents by Buyer;

                  6.8.3. The date by which title must be approved by Buyer pursuant to Paragraph 3.2;

                  6.8.4.   The Delivery Date pursuant to Paragraph 4.1;

                  6.8.5. The date by which the Inspections and Due Diligence Items must be approved by Buyer pursuant to Paragraph 5.2;

                  6.8.6. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

                  6.8.7.   The date of Close of Escrow pursuant to Paragraph
                           6.2.

                  If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.       Seller Representations, Warranties, and Covenants.

         7.1      Representations and Warranties.

                  As used herein, "Seller's knowledge" shall mean and be limited to the actual (and not imparted, implied or constructive) current knowledge of Kim Benjamin without any duty of inquiry or investigation except a duty of reasonable inquiry to the individual who currently acts as the property manager of the Real Property. Seller hereby represents and warrants as of the date hereof and as of the Close of Escrow by appropriate certificate to Buyer as follows:

                  7.1.1. Seller is a limited liability company duly formed and validly existing under the law of the State of California. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which Seller is a party or otherwise bound. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

                  7.1.3. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  7.1.5. To Seller's knowledge, except as set forth on any schedule of litigation delivered pursuant to Paragraph 4.1.9, there are no actions, suits or proceedings pending, or threatened against Seller and affecting any portion of the Real Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  7.1.6. To Seller's knowledge, Seller has not received any notice of any violations of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Real Property or any portion thereof.

                  7.1.10. To Seller's knowledge, (a) the information in the Rent Roll is true, correct, and complete, (b) Seller has or will pursuant to Paragraph 4 and Paragraph 7.3 deliver to Buyer true, accurate and complete copies of all of the Leases, (c) there are no leases, subleases, licenses, occupancies or tenancies in effect pertaining to any portion of the Real Property, (d) no persons, tenants or entities occupy space in the Real Property, except as stated in the Rent Roll.

                  7.1.11. To Seller's knowledge, there are no presently pending or contemplated proceedings to condemn the Real Property or any part of it.

                  7.1.14. To Seller's knowledge, except for the Leases and the Contracts, there are no agreements to which Seller is a party or other obligations of Seller which may affect the current use of the Real Property.

                  7.1.16. To Seller's knowledge, Seller has not received any written notice of violation issued pursuant to any environmental law with respect to the Real Property or any use or condition thereof.

                  7.1.17. To Seller's knowledge, Seller has not released any pollutant or hazardous substance of any kind onto or under the Real Property that would result in the violation of environmental requirements of state, local or federal law including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1880, U.S.C. 9601 et seq.

         7.2.     Indemnity; Survival.

                  The foregoing representations and warranties of Seller are made by Seller as of the date hereof and again as of Close of Escrow and shall survive the Close of Escrow for a period of one year and shall not be merged as of the date of the Close of Escrow hereunder.

                  7.2.1 Disclaimer of Representations and Warranties by Seller. Notwithstanding anything contained herein to the contrary, except with respect to the limited representations and warranties of Seller set forth in Paragraph 7.1 hereof or in the closing documents delivered hereunder, it is understood and agreed that Seller has not made, and is not now making, and that Seller specifically disclaims, any representations, warranties or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including, but not limited to representations, warranties, or guaranties as to:

                                    (i)      matters of title,

                                    (ii)     environmental matters relating to
                                             the Property or any portion
                                             thereof,

                                    (iii)    geological or seismic conditions,
                                             including, without limitation,
                                             subsidence,
                                             earth movement, subsurface
                                             conditions, water table,
                                             underground water reservoirs,
                                             limitations regarding the
                                             withdrawal of water and earthquake
                                             faults and the resulting damage of
                                             past and/or future earthquakes,

                                    (iv)     whether, and to the extent to
                                             which, the Property or any portion
                                             thereof is affected by any stream
                                             (surface or underground), body of
                                             water, flood prone area, flood
                                             plain, floodway or special flood
                                             hazard,

                                    (v)      drainage,

                                    (vi)     soil conditions, including the
                                             existence of instability, past soil
                                             repairs, soil additions or
                                             conditions of soil fill, or
                                             susceptibility to landslides, or
                                             the sufficiency of any
                                             undershoring,

                                    (vii)    zoning to which the Property or any
                                             portion thereof may be subject or
                                             any changes thereto,

                                    (viii)   the availability of any utilities
                                             to the Property or any portion
                                             thereof including, without
                                             limitation, water, sewage, gas and
                                             electric,

                                    (ix)     usages of adjoining property,

                                    (x)      access to the Property or any
                                             portion thereof,

                                    (xi)     the value, compliance with the
                                             plans and specifications, size,
                                             location, age, use, design,
                                             quality, description, suitability,
                                             structural integrity, operation,
                                             title to, or physical or financial
                                             condition of the Property or any
                                             portion thereof,

                                    (xii)    any income, expenses, charges,
                                             liens, encumbrances, rights or
                                             claims on or affecting or
                                             pertaining to the Property or any
                                             part thereof,

                                    (xiii)   the presence of "Hazardous
                                             Materials" (as defined below) or
                                             toxic mold in or on, under or in
                                             the vicinity of the Property,

                                    (xiv)    the condition or use of the
                                             Property or compliance of the
                                             Property with any or all past,
                                             present or future federal, state or
                                             local ordinances, rules,
                                             regulations or laws, building, fire
                                             or zoning ordinances, codes or
                                             other similar laws (including, but
                                             not limited to, Title III of the
                                             Americans With Disabilities Act (42
                                             U.S.C.A. Sections 12101 et seq.),
                                             and federal, state or common
                                             law-based actions and any private
                                             right of action under state and
                                             federal law to which its Property
                                             is or may be subject, including,
                                             but not limited to, CERCLA (42
                                             U.S.C.A. Sections 9601 et seq.) and
                                             RCRA (42 U.S.C.A. Sections 6901 et
                                             seq.)),

                                    (xv)     the existence or non-existence of
                                             any storage tanks,

                                    (xvi)    any other matter affecting the
                                             stability or integrity of the
                                             Property,

                                    (xvii)   the potential for further
                                             development of the Property,

                                    (xviii)  the existence of vested land use,
                                             zoning or building entitlements
                                             affecting the Property,

                                    (xix)    the merchantability of the Property
                                             or fitness of the Property for any
                                             particular purpose (Buyer affirming
                                             that Buyer has not relied on
                                             Seller's skill or judgment to
                                             select or furnish the Property for
                                             any particular purpose, and that
                                             Seller makes no representation or
                                             warranty that the Property is fit
                                             for any particular purpose),

                                    (xx)     tax consequences,

                                    (xxi)    the content or accuracy of any
                                             report, study, opinion or
                                             conclusion of any soils,
                                             environmental or other engineer or
                                             other
                                             person or entity who has examined
                                             the Property or any aspect thereof,

                                    (xxii)   the content or accuracy of any
                                             information released to Buyer by an
                                             engineer or planner in connection
                                             with the development of the
                                             Property, or the content or
                                             accuracy of the documents and
                                             materials and any other information
                                             given to Buyer by Seller with
                                             respect to the Property. The terms
                                             and conditions of this Paragraph
                                             7.2 shall expressly survive the
                                             Closing without limitation.

                  7.2.2 Sale "AS IS". Except with respect to the limited representations and warranties of Seller set forth in Paragraph 7.1 hereof or in the closing documents delivered hereunder:

                                    (i)      Buyer, in connection with its
                                             entering into this Agreement, has
                                             not relied upon and will not rely
                                             upon, either directly or
                                             indirectly, any covenant,
                                             representation or warranty of
                                             Seller, or any of its respective
                                             agents and Buyer acknowledges that
                                             no such covenant, representation or
                                             warranty has been made;

                                    (ii)     Buyer represents and warrants that
                                             it is a knowledgeable, experienced
                                             and sophisticated buyer of real
                                             estate and that it is relying
                                             solely on its own expertise and
                                             that of Buyer's consultants in
                                             purchasing the Property;

                                    (iii)    Buyer is, or, as of the expiration
                                             of the Due Diligence Period, will
                                             be, familiar with the Property;

                                    (iv)     Buyer is relying solely upon, and
                                             as of the expiration of the Due
                                             Diligence Period will have
                                             conducted, its own, independent
                                             inspection, investigation and
                                             analysis of the Property as it
                                             deems necessary or appropriate in
                                             so acquiring the Property from
                                             Seller, including, without
                                             limitation, an analysis of any and
                                             all matters concerning the
                                             condition of the Property and its
                                             suitability for Buyer's intended
                                             purposes, and a review of all
                                             applicable laws, ordinances, rules
                                             and governmental regulations
                                             (including, but not limited to,
                                             those relative to building, zoning
                                             and land use) affecting the
                                             development, use, occupancy or
                                             enjoyment of the Property;

                                    (v)      Upon Closing, Buyer shall assume
                                             the risk that adverse matters,
                                             including, but not limited to,
                                             adverse physical (including
                                             geological) and environmental
                                             conditions, may not have been
                                             revealed by Buyer's inspections and
                                             investigations;

                                    (vi)     Buyer acknowledges and agrees that
                                             upon Closing, Seller shall sell and
                                             convey to Buyer and Buyer shall
                                             accept the Property in "AS IS,
                                             WHERE IS, WITH ALL FAULTS"
                                             condition;

                                    (vii)    Seller is not liable or bound in
                                             any manner by any oral or written
                                             statements, representations,
                                             warranties, or information
                                             pertaining to the Property
                                             furnished by any real estate
                                             broker, agent, employee, servant or
                                             other person, unless the same are
                                             specifically set forth or referred
                                             to in this Agreement; and

                                    (viii)   Buyer acknowledges that the
                                             Purchase Price reflects the "as is"
                                             nature of this sale and any faults,
                                             liabilities, defects or other
                                             adverse matters that may be
                                             associated with the Property. The
                                             terms and conditions of Paragraph
                                             7.2 shall expressly survive the
                                             Closing without limitation. Buyer
                                             has fully reviewed the disclaimers
                                             and waivers set forth in this
                                             Agreement with its counsel and
                                             understands the significance and
                                             effect thereof. Buyer acknowledges
                                             and agrees that the disclaimers and
                                             other agreements set forth in this
                                             Agreement are an integral part of
                                             this Agreement and that Seller
                                             would not have agreed to sell the
                                             Property to Buyer for the Purchase
                                             Price without this disclaimer and
                                             other agreements set forth in this
                                             Agreement.

         7.3. Covenants of Seller. Seller hereby covenants from and after the Effective Date as follows:

                  7.3.1. To maintain any building constituting an improvement on the Real Property in the same physical condition as it was at the date of Buyer's inspection, reasonable wear and tear excepted, and to perform all normal maintenance from and after the Effective Date in the same fashion as prior to the Effective Date.

                  7.3.2. To cause to be in force fire and extended coverage insurance upon the Real Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Real Property in at least such amounts, and with the same deductibles, as are maintained by Seller on the date hereof.

                  7.3.3. To not enter into any new lease with respect to the Real Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a mandatory renewal option shall not be considered a new lease. Further, Seller will not modify or cancel any existing Lease covering space in the Real Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days following receipt of a request for any consent pursuant to this paragraph in which to approve or disapprove of any new Lease or any modification or cancellation of any existing Lease. Failure to respond in writing within said time period shall be deemed to be consent. Seller's execution of a new lease or modification or cancellation of an existing Lease following Buyer's reasonable refusal to consent thereto shall constitute a default hereunder.

                  7.3.4. To not sell, assign, or convey any right, title, or interest whatsoever in or to the Real Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Real Property (other than the Permitted Exceptions).

                  7.3.5. To not, without Buyer's written approval, which shall not be unreasonably withheld and shall be deemed granted if not specifically denied in writing within five (5) days of Seller's request for such approval
                           (a) amend or waive any right under any Contract, or
                           (b) enter into any service, operating or maintenance agreement affecting the Real Property that would survive the Close of Escrow.

                  7.3.6. To fully and timely comply with all obligations to be performed by it under the Leases and Contracts, and all Permits, licenses, approvals and laws, regulations and orders applicable to the Real Property.

8.       Buyer Representations and Warranties.

         Buyer hereby represents and warrants to Seller as of the date hereof and as of the Close of Escrow by appropriate certificate that:

         Buyer is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which Buyer is a party or otherwise bound. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.       Conditions Precedent to Close of Escrow.

         9.1.     Conditions Precedent.

                  The obligations of Buyer to purchase the Property pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

                  9.1.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Close of Escrow, and Seller shall not have on or prior to the Close of Escrow, failed to meet, comply with or perform in any material respect any covenants or agreements on Seller's part as required by the terms of this Agreement.

                  9.1.2. There shall be no material change in the matters reflected in the Title Documents, and there shall not exist any encumbrance or title defect affecting the Real Property not described in the Title Documents except for the Permitted Exceptions or matters to be satisfied at the Close of Escrow.

                  9.1.3. Unless Seller receives notice from Buyer at least thirty (30) days prior to the Close of Escrow, effective as of the Close of Escrow, any management agreement affecting the Real Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

                  9.1.4. Seller shall have operated the Real Property from and after the date hereof in substantially the same manner as prior thereto.

                  9.1.7.   Intentionally Deleted.

                  9.1.8. If any Tenant security deposit is in a form other than cash, the instrument constituting the security deposit must be reissued in Buyer's name (unless the same is assigned to Buyer by contract or by operation of law) as of the Close of Escrow or else a cash escrow equal to the amount of the security deposit (to the extent not applied by Seller in accordance with the Lease and applicable law) will be established at the Close of Escrow.

         9.2.     Effect of Failure.

                  If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this Paragraph 9, Seller may, within five (5) days after receipt of Buyer's notice, agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided (a) Seller so satisfies such condition and (b) no such right to cure shall extend the Close of Escrow more than sixty (60) days. If Seller fails to agree to cure or fails to cure such condition by the Close of Escrow, this Agreement shall be automatically terminated, the Deposit shall be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder.

10.      Damage or Destruction Prior to Close of Escrow.

         In the event that the Real Property should be damaged by any casualty prior to Close of Escrow, then Seller shall promptly provide Buyer with written notice of such casualty. If the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties (the "Cost of Repairs"), is (a) equal to or less than Five Hundred Thousand Dollars ($500,000), the Close of Escrow shall proceed as scheduled and any insurance proceeds shall be paid over to Buyer; or (b) greater than Five Hundred Thousand Dollars ($500,000), then Buyer may in its discretion either (i) elect to terminate this Agreement, in which case the Deposit shall be returned to Buyer without any further action required from either party and neither party shall have any further obligation to the other or (ii) proceed to Close of Escrow in which event any insurance proceeds, plus the cash amount of any associated deductible, shall be paid over to Buyer. In the event that the casualty is uninsured, the Buyer may terminate this Agreement unless the Buyer receives a credit against the Purchase Price equal to the Cost of Repairs. Any notice required to terminate this Agreement pursuant to this Paragraph shall be delivered no later than thirty (30) days following Buyer's receipt of Seller's notice of such casualty. The foregoing notwithstanding, in the event any casualty results in the cancellation of any Major Tenant's Lease, Buyer shall have the option to terminate this Agreement without regard to the Cost of Repairs. Any notice required to terminate this Agreement pursuant to this Paragraph shall be delivered in writing no later than thirty (30) days following Buyer's receipt of Seller's notice of such casualty.

11.      Eminent Domain.

         In the event that all or any portion of the Property is damaged or destroyed by any casualty or is the subject of a taking or condemnation under the provisions of eminent domain law after the Effective Date but prior to the Closing Date, Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing, but the following shall apply at the Closing: Seller shall assign to Buyer all claims and rights of Seller (including any and all claims and rights that Seller may have as an additional insured with respect to any and all insurance coverages obtained by Tenants pursuant to the terms of the Leases) respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such insurance received (or to be received) by Seller on account of any condemnation or casualty, as applicable. Notwithstanding the foregoing, in the event any portion of the Property is taken pursuant to eminent domain proceedings, or the cost of repair of damage to the Property on account of a casualty shall exceed One Million Dollars ($1,000,000) in the aggregate, Buyer, at its option, may terminate this Agreement by notice to Seller, given on or before the Closing Date. In the event of any such termination, the obligations of the parties hereunder and under the Escrow shall terminate, except for Buyer's indemnity obligations under Paragraph 5.1 hereof. In the case of any such termination, Buyer and Seller shall each pay 50% of any Escrow cancellation fee and Seller shall pay any title cancellation fee.

12.      Notices.

         All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either (a) in person, (b) by United States Mail, as a registered or certified item, return receipt requested, (c) by telecopy or (d) by a nationally recognized overnight delivery courier. Notices delivered by telecopy or overnight courier shall be deemed received on the business day following transmission. Notices delivered by certified or registered mail shall be deemed delivered three (3) days following posting. Notices shall be given to the following addresses:

         Seller:                        LaeRoc Partners, Inc.
                                        Attn: Peter Morgan
                                        1334 Park View Avenue, Suite 240
                                        Manhattan Beach, CA 90266
                                        Telephone: (310) 796-1484
                                        Facsimile: (310) 796-1495
                                        Email: peter@laeroc.com

         With Required Copy to:         Costell & Cornelius Law Corporation
                                        Attn: Jeffrey L. Costell, Esq.
                                        1299 Ocean Avenue, Suite 400
                                        Santa Monica, CA 90401
                                        Telephone: (310) 458-5959
                                        Facsimile: (310) 458-7959
                                        Email: aicornelius@costell-law.com

         Buyer:                         Triple Net Properties, LLC
                                        Attn: Theresa Hutton
                                        Attn: Alex Vellandi
                                        1551 N. Tustin Avenue, Suite 200
                                        Santa Ana, CA 92705
                                        Telephone: (714) 667-8252
                                        Facsimile: (714) 667-6860
                                        Email: scorea@1031nnn.com

         With Required Copy to:         Hirschler Fleischer
                                        Attn: Louis J. Rogers, Esquire
                                        701 East Byrd Street, 15th Floor
                                        Richmond, VA 23219
                                        Telephone: (804) 771-9567
                                        Facsimile: (804) 644-0957

13.      Remedies.

         13.1 LIQUIDATED DAMAGES. IF THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED SOLELY BY REASON OF A MATERIAL UNCURED DEFAULT BY BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE

                  IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER MATERIALLY BREACHES THIS AGREEMENT AND SUCH BREACH REMAINS UNCURED, AND AS A RESULT THEREOF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DEPOSIT. THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE UNCURED MATERIAL BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER (EXCEPT FOR SELLER'S RIGHT TO ENFORCE BUYER'S INDEMNIFICATION OBLIGATIONS UNDER PARAGRAPH
                  5.1 HEREOF). UPON SUCH A MATERIAL UNCURED BREACH AND FAILURE TO CLOSE BY BUYER, THIS AGREEMENT SHALL BE TERMINATED AND (EXCEPT FOR BUYER'S OBLIGATIONS UNDER PARAGRAPH 5.1 HEREOF) NO PARTY HEREUNDER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

                  /s/ AWT
                  ---------------------   ------------------------------
                  Buyer's Initials        Seller's Initials

         13.2 BUYER'S REMEDIES. IF THE CLOSING SHALL FAIL TO OCCUR BY REASON OF A MATERIAL UNCURED DEFAULT OF SELLER'S OBLIGATIONS HEREUNDER, BUYER SHALL BE ENTITLED, AS ITS SOLE REMEDY FOR SUCH DEFAULT, (i) TO THE RETURN OF THE DEPOSIT AND TO ITS REASONABLE AND ACTUAL OUT-OF-POCKET DUE DILIGNECE EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT, OR (ii) TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT, IN WHICH CASE, BUYER SHALL HAVE NO RIGHT TO RECEIVE ANY INCIDENTAL OR ANY OTHER TYPE OF DAMAGES A COURT COULD AWARD IN A SPECIFIC PERFORMANCE ACTION AND NO RIGHT TO AN ACCOUNTING. BUYER SHALL NOT BE ENTITLED TO RECORD A LIS PENDENS AGAINST THE PROPERTY OTHER

                  THAN IN CONNECTION WITH SUCH SPECIFIC PERFORMANCE ACTION. IN CONNECTION WITH ANY POST-TERMINATION REMEDY WHICH BUYER MAY HAVE AGAINST SELLER UNDER SUBPART (i) HEREOF, SUCH REMEDY SHALL NOT EXCEED $200,000 INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS AND OTHER COLLECTION COSTS. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES. IF, FOLLOWING THE CLOSING, SELLER SHALL BE DEEMED TO HAVE BREACHED ANY OBLIGATION, REPRESENTATION OR WARRANTY OF SELLER HEREUNDER, THEN BUYER, AS ITS SOLE REMEDY, MAY FILE SUIT FOR DAMAGES, BUT WAIVES THE RIGHT TO ANY DAMAGES IN EXCESS OF $500,000.

                                          /s/ AWT
                  ---------------------   --------------------------------
                  Seller's Initials       Buyer's Initials

         13.3 In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall, in addition, deliver to Seller, at no cost to Seller, the Due Diligence Items.

14.      Assignment.

         Buyer may assign any or all of its rights and obligations under this Agreement to any one or more persons or entities upon notice to Seller; provided however, that absent the express agreement of Seller, no such assignment shall release Buyer from its liabilities hereunder.

15.      Interpretation and Applicable Law.

         This Agreement shall be construed and interpreted in accordance with the laws of the State where the Real Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.      Amendment.

         This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.      Attorneys' Fees.

         In the event it becomes necessary for either party to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

18.      Entire Agreement: Survival.

         This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor shall affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the Close of Escrow or earlier termination of this Agreement, except as expressly limited herein.

19.      Counterparts.

         This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.      Acceptance.

         Time is of the essence of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under the Federal law or laws of the State of California, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law or the laws of the State of California.

21.      Real Estate Commission.

         Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contacted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with Nick Brighton of Velocity Investment Sales as its broker and will pay a commission of 1 % of the Purchase Price to said broker if, but only if, the Close of Escrow occurs pursuant to this Agreement. Such commission shall be payable upon the Close of Escrow from the proceeds of the Purchase Price deposited by Buyer. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this Paragraph.

22.      Cooperation with S-X 3-14 Audit.

         The Seller acknowledges that Buyer intends to assign all of its rights, title and interest in and to this Agreement. The assignee may be a publicly registered company ("Registered Company") promoted by the Buyer. The Seller acknowledges that it has been advised that if the purchaser is a Registered Company, the assignee is required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that related to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the assignee in preparing the SEC Filings, the Seller agrees to provide the assignee with the following, to the extent available and provided that Buyer shall be solely responsible for any and all of Seller's costs associated with providing same:

                  Access to bank statements for the Audited year;

                  Rent Roll as of the end of the Audited Year;

                  Operating Statements for the Audited Year;

                  Access to the general ledger for the Audited Year;

                  Cash receipts schedule for each month in the Audited Year;

                  Access to invoice for expenses and capital improvements in the Audited Year;

                  Copies of all insurance documentation for the Audited Year;

                  Copies of accounts receivable aging as of the end of the Audited Year and an explanation for all accounts over 30 days past due as of the end of the Audited Year, and

                  Signed representation letter at the end of the field work.

         The provisions of this Paragraph 22 shall survive the Close of Escrow for a period of one (1) year.

         THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                    SIGNATURE PAGE FOR AGREEMENT FOR PURCHASE
                AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS

"SELLER"

LAEROC BRUNSWIG 2000, LLC,
a California limited liability company

By:  Laeroc Partners, Inc.
     a California corporation
Its: Manager

By:  /s/ Kim Benjamin
     --------------------------
     Kim Benjamin
Its: President

EXECUTED on this 13 day of February, 2004

"BUYER"

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By:  /s/ Antiony W. Thompson
     --------------------------
     Antiony W. Thompson
Its: President

EXECUTED on this 12 day of February, 2004